EXHIBIT 10.22

AMENDMENT #4 TO EMPLOYMENT AGREEMENT

This AMENDMENT #4 TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of June 14, 2022, to the Employment Agreement dated as of October 29, 2019, and as Amended on August 15, 2021, February 22, 2021, and July 1, 2021 (collectively the "Employment Agreement") (the "Employment Agreement"), by and between Nutex Health Inc. (formerly Clinigence Holdings, Inc.) a Delaware corporation (the "Company"), and Elisa Luqman ("Employee").

WHEREAS, the Company and Employee have previously entered into the Employment Agreement;

WHEREAS, it is mutually in the best interests of the Company and Employee to modify and amend the Employment Agreement in the manner stated herein.

NOW, THEREFORE, in order to effect the foregoing, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used but not defined herein having the meanings ascribed to such terms in the Employment Agreement):

1. Position and Duties. Sections 1 (a) and (b)  of the Agreement are hereby deleted and replaced in their entirety with  the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

(a) Position. The Employee shall serve as Chief Legal Officer (SEC) and Secretary to the Board.

(b) Duties. The Employee shall perform for the Company the duties that are customarily associated with being a Chief Legal Officer (SEC) and Secretary to the Board, as set forth on, but not limited to the duties on Annex A, and which are consistent with her experience and skills and such other duties as may be assigned to the Employee from time to time by the Company’s Board of Directors (the “Board”) and/or the  Company’s Chief Executive Officer (the “CEO”) that are consistent with the duties normally  performed by those performing the role of the Chief Legal Officer (SEC) and Secretary to the Board of similar entities.

2.Compensation and Related Matters Sections 3(a) of the Employment Agreement is hereby amended to read in their entirety as follows:

“Base Salary. The Company shall pay the Employee for all services rendered a base salary of Two Hundred Fifty Thousand Dollars ($250,000) per year (the “Base Salary”), payable in accordance with the Company’s payroll procedures, subject to customary withholdings and employment taxes. The Base Salary shall be evaluated annually by the Board for increase only.”

3. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

4. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

NUTEX HEALTH, INC.

By:	/s/ Thomas Vo
Name: Thomas Vo
Title: Chief Executive Officer

/s/ Elisa Luqman
Name:
Elisa Luqman

Annex A

Chief Legal Officer - SEC Specific CLO Duties

●	Ensure compliance with SEC and other securities-related regulatory requirements applicable to publicly traded companies, including the SOX, Dodd-Frank Act, Regulation FD, and NASDAQ listing standards.

●	Advise members of senior management and business functions on public company SEC and NASDAQ Compliance and corporate governance.

●	Filings: Managing reparation and review of SEC filings, including registration statements, Forms 10-K, 10-Q and 8-K, proxy statements and Section 16 reporting

●	Secretary: Overall corporate governance and secretarial matters, including preparation of minutes, notices, agendas, resolutions, and other materials for the board of directors and committee meetings, and the preparation of proxy statements, registrations statements and annual shareholder meetings.

●	Audits: Support the Internal Audit, Investor Relations, Finance and Accounting functions as primary internal clients.

●	Equity: Stock administration including review and implementation of employee equity incentive plans.

●	Provide guidance regarding SEC rules and regulations, insider trading, conflict of interest and related party transactions review.

●	Provide legal support for the finance department including working on debt offerings, credit facilities, dividend and stock repurchase programs and charitable support or foundations.

●	Manage the D&O Questionnaire process, including updating questionnaires, coordinating distribution, review of completed questionnaires for disclosure issues.

●	Public Information: Support Investor Relations and manage or support the management of the company Insider Trading Policy and Communications Policies. Advise investor relations, corporate communications, and corporate financial reporting functions on disclosure and securities matters, including in connection with press releases, investor presentations, management presentations and periodic filings.